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                       VARIABLE BALANCE PROMISSORY NOTE         Exhibit 10.11
                       --------------------------------
                              AND LOAN AGREEMENT
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$65,000,000                                                  May 23, 1996

        THIS VARIABLE BALANCE PROMISSORY NOTE AND LOAN AGREEMENT (the "Note") is made and entered into this 23rd day of May 1996, by and between InterCoast Energy Company, a Delaware corporation ("InterCoast"), and MidAmerican Capital Company, a Delaware corporation ("MidAmerican").

                                    Rentals
                                    -------

        1. Prior to this date, MidAmerican made intercompany loans to its wholly owned subsidiaries.

        2. On this date, InterCoast became a wholly owned subsidiary of MidAmerican and MidAmerican was restructured so that certain subsidiaries (previously wholly owned by MidAmerican) became wholly owned subsidiaries of InterCoast.

        3. As a result of this reorganization, it was necessary for financial reporting purposes to separate the two companies and to recapitalize MidAmerican.

        4. The parties desire that the intercompany loan resulting from such recapitalization be evidenced by a written note.

        In consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

1. On the maturity date, for value received, InterCoast promises to pay to the order of MidAmerican, at its office in Des Moines, Iowa, or at such other place as the holder hereof may from time to time direct, the principal amount the indebtedness evidenced by this Note which remains outstanding and unpaid as of the maturity date. Unless otherwise agreed by InterCoast and MidAmerican, the maturity date of this Note shall be December 31, 1997. This Note shall terminate one business day prior to the closing date of an initial public offering of the InterCoast common stock, a merger or other business combination, or the transfer of substantially all of the assets of InterCoast. Upon the earlier of the maturity date or termination, the outstanding principal balance shall be fully due and payable.

2. The amount of the principal balance evidenced by this Note shall be the aggregate of all advances made hereunder, less the aggregate of all principal repayments, but in no event shall the unpaid balance exceed the sum of Sixty Five Million and 00/100 Dollars ($65,000,000). If from time to time no balance is due hereunder, this Note shall nevertheless continue as an effective instrument to evidence future advances which may be made by MidAmerican hereunder.

3. MidAmerican's obligation to make advances under the terms of this Note shall be conditioned on and subject to the following terms: InterCoast may obtain advances pursuant to this Note by means of notice to MidAmerican prior to funding by MidAmerican. Such notice must be made by a person or persons authorized to sign on behalf of InterCoast. All funds advanced to pursuant to this Note shall be deposited by MidAmerican into an account designated by InterCoast.

4. The outstanding principal balance shall bear no interest. InterCoast may prepay all or a portion of each advance without penalty.

5. Each payment hereunder shall be applied to the principal amount hereof. Any prepayment of principal shall be applied to outstanding advances as designated by InterCoast.
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6.      This Note and any rights hereunder may not be assigned or transferred by InterCoast without the express written consent of MidAmerican.

7. If any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF IOWA.

        IN WITNESS WHEREOF, MidAmerican and InterCoast have executed this Note as of the date first above written.

MIDAMERICAN CAPITAL COMPANY             INTERCOAST ENERGY COMPANY

By: /s/ Daniel H. Melstead              By: /s/ Daniel E. Lonergan
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Name: Daniel H. Melstead                Name: Daniel E. Lonergan
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Title: Vice President                   Title: Vice-President--Finance
                                               and Treasurer
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